                                                                     EXHIBIT 12

                        ERP OPERATING LIMITED PARTNERSHIP
                             Consolidated Historical
      Earnings to Combined Fixed Charges and Preferred Distributions Ratio

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
                                                                                            HISTORICAL
                                                                     ---------------------------------------------------
                                                                          3/31/00             3/31/99          12/31/99
                                                                     ---------------------------------------------------
REVENUES
  Rental income                                                      $      473,547        406,062    $   1,711,738
  Fee income - outside managed                                                1,298          1,234            4,970
  Interest income - investment in mortgage notes                              2,762          2,895           12,559
  Interest and other income                                                   7,803          5,946           23,851
                                                                     --------------     ----------     ------------

     Total revenues                                                         485,410        416,137        1,753,118
                                                                     --------------     ----------     ------------
EXPENSES
  Property and maintenance                                                  113,868         97,047          414,026
  Real estate taxes and insurance                                            48,334         42,048          171,289
  Property management                                                        18,914         14,201           61,626
  Fee and asset management                                                    1,066            867            3,587
  Depreciation                                                              111,886         96,901          408,688
  Interest:
     Expense incurred                                                        95,111         79,197          337,189
     Amortization of deferred financing costs                                 1,341            845            4,084
  General and administrative                                                  6,698          5,767           22,296
                                                                     --------------     ----------     ------------

     Total expenses                                                         397,218        336,873        1,422,785
                                                                     --------------     ----------     ------------

Income before extraordinary items                                    $       88,192    $    79,264    $     330,333
                                                                     ==============     ==========     ============

Combined Fixed Charges and Preferred Distributions:
   Interest and other financing costs                                $       95,111    $    79,197    $     337,189
   Amortization of deferred financing costs                                   1,341            845            4,084
   Preferred distributions                                                   28,388         29,377          113,196
                                                                     --------------     ----------     ------------

TOTAL COMBINED FIXED CHARGES
   AND PREFERRED DISTRIBUTIONS                                       $      124,840    $   109,419    $     454,469
                                                                     ==============     ==========     ============

EARNINGS BEFORE COMBINED FIXED CHARGES
   AND PREFERRED DISTRIBUTIONS                                       $      184,644    $   159,306    $     671,606
                                                                     ==============     ==========     ============

FUNDS FROM OPERATIONS BEFORE COMBINED FIXED
   CHARGES AND PREFERRED DISTRIBUTIONS (1)(2)(3)                     $      294,725    $   254,778    $   1,074,072
                                                                     ==============     ==========     ============

RATIO OF EARNINGS BEFORE COMBINED FIXED CHARGES
    AND PREFERRED DISTRIBUTIONS TO COMBINED FIXED CHARGES
    AND PREFERRED DISTRIBUTIONS                                                1.48           1.46             1.48
                                                                     ==============     ==========     ============

RATIO OF FUNDS FROM OPERATIONS BEFORE COMBINED FIXED
    CHARGES AND PREFERRED DISTRIBUTIONS TO COMBINED FIXED
    CHARGES AND PREFERRED DISTRIBUTIONS                                        2.36           2.33             2.36
                                                                     ==============     ==========     ============



(1) Includes the Company's share of depreciation
       from Unconsolidated Properties                                $          105    $       276    $       1,009
                                                                     ==============     ==========     ============

(2) Excludes non-real estate depreciation                            $       (1,567)   $    (1,705)   $      (7,231)
                                                                     ==============     ==========     ============

(3) Excludes the minority interests' share of depreciation
       from Partially Owned Properties                               $         (343)   $         -    $           -
                                                                     ==============     ==========     ============


                                                                                        HISTORICAL
                                                          -----------------------------------------------------------------
                                                                12/31/98          12/31/97        12/31/96       12/31/95
                                                          -----------------------------------------------------------------
                                                                               (Amounts in thousands)
REVENUES
  Rental income                                           $    1,293,560    $    707,733    $     454,412    $  373,919
  Fee income - outside managed                                     5,622           5,697            6,749         7,030
  Interest income - investment in mortgage notes                  18,564          20,366           12,819         4,862
  Interest and other income                                       19,250          13,282            4,405         4,573
                                                           --------------     ----------     ------------     ---------

     Total revenues                                            1,336,996         747,078          478,385       390,384
                                                           --------------     ----------     ------------     ---------

EXPENSES
  Property and maintenance                                       326,733         176,075          127,172       112,186
  Real estate taxes and insurance                                126,009          69,520           44,128        37,002
  Property management                                             53,101          26,793           17,512        15,213
  Fee and asset management                                         4,279           3,364            3,837         3,887
  Depreciation                                                   301,869         156,644           93,253        72,410
  Interest:
     Expense incurred                                            246,585         121,324           81,351        78,375
     Amortization of deferred financing costs                      2,757           2,523            4,242         3,444
  General and administrative                                      20,631          14,821            9,857         8,129
                                                           --------------     ----------     ------------     ---------

     Total expenses                                            1,081,964         571,064          381,352       330,646
                                                           --------------     ----------     ------------     ---------

Income before extraordinary items                         $      255,032    $    176,014    $      97,033    $   59,738
                                                           ==============     ==========     ============     =========

Combined Fixed Charges and Preferred Distributions:
   Interest and other financing costs                     $      246,585    $    121,324    $      81,351    $   78,375
   Amortization of deferred financing costs                        2,757           2,523            4,242         3,444
   Preferred distributions                                        92,917          59,012           29,015        10,109
                                                           --------------     ----------     ------------     ---------

TOTAL COMBINED FIXED CHARGES
   AND PREFERRED DISTRIBUTIONS                            $      342,259    $    182,859    $     114,608    $   91,928
                                                           ==============     ==========     ============     =========

EARNINGS BEFORE COMBINED FIXED CHARGES
   AND PREFERRED DISTRIBUTIONS                            $      504,374    $    299,861    $     182,626    $  141,557
                                                           ==============     ==========     ============     =========

FUNDS FROM OPERATIONS BEFORE COMBINED FIXED
   CHARGES AND PREFERRED DISTRIBUTIONS (1)(2)(3)          $      801,065    $    453,387    $    273,800   $    212,138
                                                           ==============     ==========     ============   ===========

RATIO OF EARNINGS BEFORE COMBINED FIXED CHARGES
    AND PREFERRED DISTRIBUTIONS TO COMBINED FIXED CHARGES
    AND PREFERRED DISTRIBUTIONS                                     1.47           1.64             1.59           1.54
                                                           ==============     ==========     ============   ===========

RATIO OF FUNDS FROM OPERATIONS BEFORE COMBINED FIXED
    CHARGES AND PREFERRED DISTRIBUTIONS TO COMBINED FIXED
    CHARGES AND PREFERRED DISTRIBUTIONS                             2.34           2.48             2.39           2.31
                                                           ==============     ==========     ============   ===========


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(1) Includes the Company's share of depreciation
       from Unconsolidated Properties                     $          183    $         -     $          -    $         -
                                                           ===============    ==========     ============    ===========

(2) Excludes non-real estate depreciation                 $       (5,361)   $    (3,118)    $     (2,079)   $    (1,829)
                                                           ===============    ==========     ============    ===========

(3) Excludes the minority interests' share of depreciation
       from Partially Owned Properties                    $            -    $         -     $          -    $         -
                                                           ===============    ==========     ============    ===========
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